UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/30/2006

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Earlier today Assurant, Inc. (the "Company") published the attached press release (Exhibit 99.1) regarding the sale of its share in Private Health Care Systems, Inc. ("PHCS"). Additionally, the Company estimates that the net proceeds from the sale of its share in PHCS will be approximately $150 million. The Company also expects to realize a pre-tax investment gain of approximately $90 million to be recorded in its fourth quarter 2006 financial results in the Corporate and Other reporting segment.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release Dated August 31, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: August 31, 2006	By:	/s/ Raj B. Dave
Raj B. Dave
Vice President & Assistant General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated August 31, 2006